Exhibit 99.1

Telephone and Data Systems Announces It Is No Longer Pursuing the Acquisition of Public Shares of Array Digital Infrastructure

TDS Expects to Recommence Repurchase Program

CHICAGO, September 1, 2026 -- Telephone and Data Systems, Inc. (NYSE: TDS) (the "Company" or "TDS") today announced that it is no longer pursuing the acquisition of the Common Shares of Array Digital Infrastructure, Inc. (NYSE: AD) (“Array”) that it does not already own and has withdrawn its previously announced proposal. Under the terms of the proposal, each Array Common Share not owned by TDS would have been exchanged for 0.86 of a TDS Common Share, subject to the assumptions set forth in the proposal. TDS will continue to hold its approximately 82% ownership interest in Array.

"While we remain confident that the combination presents substantial benefits, we no longer believe that now is the right time to complete such a transaction. Despite extensive review on both sides, we were not able to reach agreement on the form of consideration and value," said Walter Carlson, President and Chief Executive Officer of TDS. "We appreciate the time and effort that the Special Committee of the Board of Directors of Array devoted to this process. We remain confident in Array’s business and long-term prospects and are committed to supporting Array’s continued success as a leading owner and operator of wireless communications infrastructure. Similarly, we remain confident in the long-term prospects of TDS Telecom as we execute our strategy to expand our marketable fiber service footprint and deliver value for customers and our shareholders."

TDS continues to support Array’s previously disclosed intention to opportunistically monetize its remaining wireless spectrum assets. TDS and Array intend in the near term to increase their efforts to pursue opportunities to monetize such assets.

With the withdrawal of the proposal to Array, TDS expects to recommence repurchases of TDS Common Shares under its previously announced share repurchase programs, including the additional $500 million share repurchase authorization announced in November 2025. As of June 30, 2026, approximately $523.9 million remained available under TDS’s share repurchase programs. The timing, manner and amount of any repurchases will be determined by TDS in its discretion and will depend on market conditions, applicable legal requirements and other factors.

About TDS

Founded in 1969, Telephone and Data Systems provides broadband services and wireless infrastructure through its businesses, TDS Telecom and Array Digital Infrastructure, Inc.

About Array

Array is a leading owner and operator of shared wireless communications infrastructure in the United States. With over 4,400 cell towers in locations from coast to coast, Array enables the deployment of 5G and other wireless technologies throughout the country. Headquartered in Chicago, Array is approximately 82% owned by TDS.

For more information about TDS and its subsidiaries, visit:

TDS: tdsinc.com
Array: arrayinc.com
TDS Telecom: tdstelecom.com

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect TDS’ current estimates, expectations and projections about TDS’ and Array’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements regarding TDS’ and Array’s efforts to monetize Array’s remaining spectrum assets, the timing and results of such efforts, TDS’ plans to repurchase TDS Common Shares and the timing and amount of any such repurchases, and any other statements regarding TDS’ or Array’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods.

Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "plan," "may," "should," "will," "would," "project," "forecast" and similar expressions. These forward-looking statements are based upon information currently available to TDS and are subject to a number of risks, uncertainties and other factors that could cause TDS’ and Array’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The TDS business is subject to the risks and uncertainties described in TDS’ Annual Report on Form 10-K on file with the Securities and Exchange Commission and from time to time in other filed reports, including TDS’ Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements included in this communication are made only as of the date of this communication, and TDS undertakes no obligation to update any forward-looking information contained in this communication, or with respect to the announcement described herein, to reflect subsequent events or circumstances.